Exhibit 99.2

DAVIDsTEA INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 15, 2022

TAKE NOTICE that an Annual Meeting of Shareholders (the “Meeting”) of DAVIDsTEA INC. (the “Corporation”) will be held at:

Place:	DAVIDsTEA Inc.
5430 Ferrier Street
Town of Mount Royal, Québec, Canada

Date:	June 15, 2022

Time:	9:30 a.m.

The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended January 29, 2022 and the auditors’ report thereon;

2.	elect directors;

3.	appoint an auditor and authorize the directors to fix its remuneration; and

4.	transact such other business as may properly be brought before the Meeting.

Only persons registered as shareholders on the records of the Corporation as of the close of business on May 6, 2022 are entitled to receive notice of, and to vote or act at, the Meeting. No person who becomes a shareholder after such date will be entitled to vote or act at the Meeting or any adjournment(s) thereof.

In light of ongoing public health concerns related to the COVID-19 pandemic, the Corporation is requesting that shareholders not attend the Meeting in person. The Meeting will be webcast through the Corporation’s Investor Relations website at http://ir.davidstea.com/events and the Corporation asks all shareholders to participate in that manner. While shareholders viewing the webcast will not be able to vote during the Meeting, they will be able to ask questions to the Corporation’s management at its conclusion through the webcast platform.

Please vote your shares prior to the Meeting by returning your proxy form or voting instruction form, voting online or using the toll-free telephone number set out on the proxy or voting instruction form. Proxies to be used at the Meeting must be deposited with TSX Trust Company, 1 Toronto Street, Suite 1200, Toronto, Ontario, Canada M5C 2V6 prior to 5:00 p.m. (eastern time) on June 13, 2022 or with the Secretary of the Corporation before the commencement of the Meeting or at any adjournment thereof.

DATED at Town of Mount Royal, Québec, Canada

May 6, 2022

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Jane Silverstone Segal

Jane Silverstone Segal

Chair of the Board of Directors